As filed with the Securities and Exchange Commission on October 30,
1998
                           Registration No. 333-_______


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                               ______________________

                                     FORM S-8
                               REGISTRATION STATEMENT
                                      Under
                             The Securities Act of 1933
                             ___________________________

                            JEFFERSON SMURFIT CORPORATION
                (Exact Name of Registrant as Specified in its Charter)

         Delaware                               43-1531401
(State or Other Jurisdiction of               (I.R.S. Employer
Incorporation or Organization)               Identification No.)


    8182 Maryland Avenue                               63105
    St. Louis, Missouri                             (Zip Code)
(Address of Principal Executive Offices)


                      Jefferson Smurfit Corporation Savings Plan
                   Jefferson Smurfit Corporation Hourly Savings Plan
                      Smurfit Packaging Corporation Savings Plan
                                 (Full Titles of the Plans)

                                      Patrick J. Moore
                       Vice President and Chief Financial Officer
                               Jefferson Smurfit Corporation
                                     8182 Maryland Avenue
                                   St. Louis, Missouri 63105
                           (Name and Address of Agent for Service)

                                      (314) 746-1100

               (Telephone Number, Including Area Code, of Agent for Service)

                                         Copy to:

                                   Joseph A. Walsh, Jr.
                                     Winston & Strawn
                                    35 West Wacker Drive
                                   Chicago, Illinois 60601
                                       (312) 558-5600



                 CALCULATION OF REGISTRATION FEE



                              Proposed      Proposed
Title of         Amount       maximum       maximum        Amount
securities       to be        offering      aggregate      of
to be            registered   price per     offering      registra-
registered       (1)          share (2)     price (3)     tion fee

Common stock,    4,000,000    $11.1875      $44,750,000     $12,441
par value         shares
$0.01 per share

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act on the basis of the average of the high and low prices reported for shares of Common Stock, par value $0.01 per share, of the Registrant on the Nasdaq National Market on October 28, 1998.
                      STATEMENT OF INCORPORATION BY REFERENCE

            This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering
4,000,000 additional shares of common stock, par value $0.01 per share ("Common Stock"), of Jefferson Smurfit Corporation, a
Delaware corporation (the "Company"), issuable pursuant to the Jefferson Smurfit Corporation Savings Plan, the Jefferson Smurfit Corporation Hourly Savings Plan and the Smurfit Packaging Corporation Savings Plan. The contents of the Company's previously filed Form S-8 Registration Statement (No. 33-82578), as filed with the Securities and Exchange Commission on August 8, 1994, are hereby incorporated by reference.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

            The validity of the securities being registered hereby has been passed upon by Michael E. Tierney, Esq., Vice President,
General Counsel and Secretary of the Company. Mr. Tierney owns, and holds options to acquire, shares of Common Stock of the Company.

Item 8.  Exhibits.

            The following documents are filed as exhibits to this Registration Statement:

Exhibit No.               Description

  5.1 Opinion of Michael E. Tierney, Esq. regarding the legality of the securities being registered.

 23.1                     Consent of Ernst & Young LLP.

 23.2 Consent of Michael E. Tierney, Esq. (included as part of Exhibit 5.1).

 24.1 Powers of Attorney (included on the signature page of this Registration Statement).

                          SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, Jefferson Smurfit Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 30th day of October, 1998.


                      JEFFERSON SMURFIT CORPORATION


                By: /s/ Patrick J. Moore
              Name:     Patrick J. Moore
             Title:     Vice President and
                        Chief Financial Officer

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J.
Moore, Richard W. Graham and Michael E. Tierney and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



Signature                        Title                    Date

Michael W.J. Smurfit         Chairman of the Board
                             and Director

/s/ Richard W. Graham       President and Chief         October 30, 1998
Richard W. Graham           Executive Officer
                            (Principal Executive Officer)
                            and Director

/s/ Patrick J. Moore        Vice President and           October 30, 1998
Patrick J. Moore            Chief Financial Officer
                            (Principal Financial
                            and Accounting Officer)

/s/ Leigh J. Abramson         Director                   October 30, 1998
Leigh J. Abramson

/s/ Alan E. Goldberg          Director                   October 30, 1998
Alan E. Goldberg

/s/ Michael C. Hoffman        Director                   October 30, 1998
Michael C. Hoffman

G. Thompson Hutton            Director

/s/ Michael M. Janson         Director                   October 30, 1998
Michael M. Janson

Howard E. Kilroy              Director

/s/ Thomas A. Reynolds, III   Director                   October 30, 1998
Thomas A. Reynolds, III

/s/ James E. Terrill          Director                   October 30, 1998
James E. Terrill


                 The Plans. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Jefferson Smurfit Corporation Savings Plan, Jefferson Smurfit Corporation Hourly Savings Plan and Smurfit Packaging Corporation Savings Plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 30, 1998.



                      JEFFERSON SMURFIT CORPORATION SAVINGS PLAN

                      By:  /s/ Patrick J. Moore
                               Patrick J. Moore
                      Title:  Member, Administrative Committee of
                              Jefferson Smurfit Corporation
                              Retirement Plans


                      JEFFERSON SMURFIT CORPORATION HOURLY
                      SAVINGS PLAN

                      By:  /s/ Patrick J. Moore
                               Patrick J. Moore
                      Title:  Member, Administrative Committee of
                              Jefferson Smurfit Corporation
                              Retirement Plans


                      SMURFIT PACKAGING CORPORATION SAVINGS PLAN

                      By:  /s/ Patrick J. Moore
                               Patrick J. Moore
                      Title: Member, Administrative Committee of
                             Jefferson Smurfit Corporation
                             Retirement Plans

EXHIBIT INDEX

Exhibit No.  Description

 5.1 Opinion of Michael E. Tierney, Esq. regarding the legality of the securities being registered.

23.1         Consent of Ernst & Young LLP.

23.2         Consent of Michael E. Tierney, Esq. (included as part of
             Exhibit 5.1).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).




Exhibit 5.1
October 30, 1998


Jefferson Smurfit Corporation
8182 Maryland Avenue
St. Louis, MO  63105

            Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of Jefferson Smurfit Corporation's Savings Plans

Ladies and Gentlemen:

            I am General Counsel of Jefferson Smurfit Corporation, a Delaware corporation (the "Company"), and I have represented the Company in connection with the Jefferson Smurfit Corporation
Savings Plan, the Jefferson Smurfit Corporation Hourly Savings
Plan and the Smurfit Packaging Corporation Savings Plan (collectively "the Plans") referenced in the Registration
Statement on Form S-8 of the Company (together with all exhibits thereto, the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") on October 30, 1998 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 4,000,000 additional shares (the "Additional Shares") of the Company's Common Stock, par value
$.01 per share (the "Common Stock").

            This opinion is delivered in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Securities Act.

            In connection with this opinion, I have examined (i) the Plans; (ii) the Registration Statement; (iii) the Restated Certificate of Incorporation of the Company as currently in effect; (iv) the By-laws of the Company as currently in effect;
(v) resolutions of the Board of Directors of the Company relating to the authorization of the Plans, the reservation for issuance of the Additional Shares and the preparation and filing of the Registration Statement; (vi) a specimen certificate representing the Common Stock; and (vii) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.


Jefferson Smurfit Corporation
October 30, 1998
Page Two

            In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company, and others.

            Based upon and subject to the foregoing, I am of the opinion that the Additional Shares, when issued and delivered pursuant to the Plans, will be validly issued, fully paid and nonassessable.

            I hereby consent to the filing of this opinion with the SEC as an exhibit to the Amendment. In giving such consent, I do not concede that I am an expert within the meaning of the Securities
Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                           Very truly yours,

                                       /s/ Michael E. Tierney

                                           Michael E. Tierney
                                           Vice President, General Counsel
                                           and Secretary

Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-_________) pertaining to the Jefferson Smurfit Corporation Savings Plan, the Jefferson Smurfit Corporation Hourly Savings Plan and the Smurfit Packaging Corporation Savings Plan of our report dated January 22, 1998, with respect to the consolidated financial statements and schedule of Jefferson
Smurfit Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

                                        /s/ Ernst & Young LLP

St. Louis, Missouri
October 30, 1998

Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601

                                                       October  30, 1998

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

            Re:         Jefferson Smurfit Corporation
                        Form S-8 Registration Statement

Ladies and Gentlemen:

            On behalf of Jefferson Smurfit Corporation, a Delaware corporation (the "Company"), and pursuant to the Securities Act of 1933, as amended (the "Securities Act"), we submit for filing under EDGAR the electronic data transmission of the Company's Form S-8 Registration Statement (the "Registration Statement") relating to the registration with the Securities and Exchange Commission of 4,000,000 additional shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), reserved for issuance under the Jefferson Smurfit Corporation Savings Plan, the Jefferson Smurfit Corporation Hourly Savings Plan and the Smurfit Packaging Corporation Savings Plan. A copy of the Registration Statement has been manually signed in accordance with Rule 302 of Regulation S-T under the Securities Act, and the Company will retain the signature page thereto for a period of five years. Funds in the amount of $12,441 have been deposited by wire transfer in the U.S. Treasury designated lockbox depository at the Mellon Bank, Pittsburgh, Pennsylvania in payment of the registration fee relating to the Common Stock.

            Please direct any questions regarding this filing to Joseph A. Walsh, Jr. (312/558-5808) or Matthew F. Bergmann (312/558-5924) of
this office.

                                                Respectfully submitted,

                                                Winston & Strawn